Exhibit 23.4

CONSENT OF PROPOSED DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1, and in all subsequent amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as a nominee for director of Platinum Energy Solutions, Inc., a Nevada corporation, and to all references to me in that connection.

/s/ Richard L. Crandall
Name: Richard L. Crandall

January 16, 2012